UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2023

BLUEGREEN VACATIONS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-912-8000

Not applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	BVH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 5, 2023, Bluegreen Vacations Holding Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hilton Grand Vacations Inc. (“HGV”) and Heat Merger Sub, Inc., an indirect wholly-owned subsidiary of HGV (“Merger Sub”). Subject to the terms and conditions of the Merger Agreement, (i) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming an indirect wholly-owned subsidiary of HGV (the “Surviving Corporation”), and (ii) each share of the Company’s Class A Common Stock and Class B Common Stock outstanding at the effective time of the Merger (including shares subject to restricted stock awards outstanding at the effective time of the Merger) will be converted into the right to receive $75.00 in cash, without interest (the “Merger Consideration”).

The Company’s Board of Directors unanimously approved the Merger Agreement and the transactions contemplated thereby and resolved to recommend that the Company’s shareholders vote to approve the Merger Agreement and the transactions contemplated thereby, subject to the right of the Company’s Board of Directors to change its recommendation in accordance with the terms and conditions of the Merger Agreement as described below and set forth in full in the Merger Agreement.

Consummation of the Merger is subject to the satisfaction (or, if permitted, waiver by the Company, HGV or both) of a number of conditions at or prior to the effective time of the Merger, including, among other things, (i) approval of the Merger Agreement and the transactions contemplated thereby by the affirmative vote of (a) holders of shares of the Company’s Class A Common Stock and Class B Common Stock representing a majority of the votes entitled to be cast in the aggregate by all holders of the Company’s Class A Common Stock and Class B Common Stock, voting together as a single class, and (b) holders of a majority of the outstanding shares of the Company’s Class B Common Stock, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) no Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company having occurred and be continuing, and (iv) the absence of any law or order by a governmental authority that is in effect immediately prior to the effective time of the Merger and prohibits or makes illegal the consummation of the Merger. Each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the other party’s representations and warranties (subject to certain materiality qualifiers) and the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to certain materiality qualifiers).

Under the terms of the Merger Agreement, the closing of the Merger will occur on the third business day following the satisfaction or waiver of the conditions to closing of the Merger; provided that if the Marketing Period (as such term is defined in the Merger Agreement) has not ended prior to such day, then the closing will occur on the third business day after the final day of the Marketing Period, unless an earlier date is agreed to by HGV.

The Merger Agreement contains customary representations and warranties made by each of the Company, HGV and Merger Sub. In addition, the Merger Agreement contains customary covenants of the parties, including, among others, covenants relating to (i) the Company’s credit facilities and any financing sought by HGV, (ii) the preparation, filing with the Securities and Exchange Commission and mailing to the Company’s shareholders of a proxy statement relating to the Merger

Agreement and the transactions contemplated thereby, (iii) the scheduling and holding of a meeting of the Company’s shareholders to vote on the Merger Agreement and the transactions contemplated thereby, and (iv) the conduct of the parties’ respective businesses prior to the closing of the Merger.

The Merger Agreement contains customary “no-shop” restrictions pursuant to which the Company may not, among other things, solicit alternative acquisition proposals from third parties. However, subject to the terms and conditions of the Merger Agreement, prior to the Merger Agreement being approved by the Company’s shareholders, the Company’s Board of Directors may change its recommendation to shareholders with respect to the Merger Agreement and cause the Company to terminate the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement) that did not result from a breach of the “no shop” restrictions. In certain other specified circumstances, prior to the Merger Agreement being approved by the Company’s shareholders, upon its determination that a failure to change its recommendation would be inconsistent with its fiduciary duties under applicable law, the Company’s Board of Directors may change its recommendation with respect to the Merger Agreement without being permitted to terminate the Merger Agreement.

Either party may terminate the Merger Agreement if the Merger Agreement is not approved by the Company’s shareholders or if, subject to specified limitations, the Merger has not been consummated on or before May 5, 2024 (the “Outside Date”); provided that the Outside Date will be extended for three months if all closing conditions other than the closing conditions related to the HSR Act and the absence of any law or order making illegal or prohibiting the Merger have been or are capable of being satisfied (or, if permitted, waived by the applicable party) as of such date. In addition, if the Marketing Period has commenced but not yet ended on the date that is three business days prior to the Outside Date, then the Outside Date will automatically be extended solely for purposes of permitting the Marketing Period to be completed until the date that is three business days after the end of the Marketing Period.

As described above, the Company may also terminate the Merger Agreement to allow the Company to enter into a definitive agreement for a Superior Proposal, in which case the Company will be required to pay HGV a termination fee of $41,500,000 (the “Termination Fee”) prior to or concurrently with its termination of the Merger Agreement. In addition, HGV may terminate the Merger Agreement prior to the approval of the Merger Agreement by the Company’s shareholders, if the Company’s Board of Directors recommends that the Company’s shareholders vote against the adoption of the Merger Agreement or in favor of any competing acquisition proposal, in which case the Termination Fee will also be required to be paid by the Company. The Company would also be required to pay the Termination Fee to HGV if (i) the Merger Agreement is terminated by the Company or HGV due to the Merger Agreement not being approved by the Company’s shareholders, (ii) a competing acquisition proposal has been publicly announced and not withdrawn and (iii) the Company enters into or the Board approves or recommends to the Company’s shareholders a definitive agreement providing for a competing acquisition proposal within twelve months after the date of termination and such transaction is subsequently consummated, in which case the Termination Fee will be payable by the Company upon the completion of such transaction.

The foregoing description of the Merger Agreement is a summary only, does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, HGV or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures, were made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, HGV or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement.

Concurrently with the execution of the Merger Agreement, Alan B. Levan, the Company’s Chairman, Chief Executive Officer and President, and John E. Abdo, the Company’s Vice Chairman, entered into Voting and Support Agreements (the “Voting and Support Agreements”) with HGV pursuant to which, among other things, and subject to the terms and conditions of the Voting and Support Agreement, each of Mr. Levan and Mr. Abdo agreed to vote the shares of the Company’s Class A Common Stock and Class B Common Stock owned, directly or indirectly, by him (i) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement and (ii) against, among other related items, any competing acquisition proposal. The shares covered by the Voting and Support Agreements represent in the aggregate approximately 66% of the aggregate voting power of the Company’s Class A Common Stock and Class B Common Stock and approximately 77% of the total number of outstanding shares of the Company’s Class B Common Stock. The Voting and Support Agreement will expire if the Merger is not consummated within nine months, subject to earlier termination if the Company’s Board of Directors changes its recommendation to shareholders with respect to the Merger Agreement and causes the Company to terminate the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal.

The foregoing description of the Voting and Support Agreements is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Voting and Support Agreements entered into by Mr. Levan and Mr. Abdo, copies of which are filed as Exhibit 99.1 and Exhibit 99.2 hereto, respectively, and are incorporated by reference herein.

Additional Information and Where to Find It

The Merger Agreement and transactions contemplated thereby will be submitted to the shareholders of the Company for their consideration at a special meeting of the Company’s shareholders. In connection therewith, the Company will prepare a proxy statement to be filed with the SEC. Promptly after filing the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each shareholder of the Company entitled to vote at the special meeting. The Company may also file with the SEC other documents regarding the Merger. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION

ABOUT THE MERGER. The proxy statement, including all amendments and supplements thereto, and all other documents filed by the Company with the SEC, in each case, upon filing with the SEC, will be available, free of charge, on the SEC’s website at www.sec.gov and on the Company’s website at www.bvhcorp.com in the Investor Relations – Regulatory Filings section thereof. In addition, the Company’s shareholders may obtain free copies of the documents filed with by the Company with the SEC, including the proxy statement and all supplements and amendments thereto, when available, by directing a request by mail to Bluegreen Vacations Holding Corporation, Corporate Secretary, 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431, or by phone at 561-912-8000.

Participant Information

The Company and its directors and executive officers may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Merger. Information regarding the Company’s directors and executive officers is set forth in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on April 24, 2023. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the Merger will be contained in the proxy statement to be filed by the Company with the SEC.

Forward-Looking Statements

This report contains forward-looking statements. Forward-looking statements are based on current information and current expectations of management. Forward-looking statements are subject to substantial risks and uncertainties, many of which are beyond the Company’s control, which may cause actual results to differ materially from the results expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the possibility that the conditions to closing the Merger may not be satisfied, including the risk that required regulatory approvals may not be obtained, risks related to the ability of each party to consummate the Merger, uncertainties as to the timing of the consummation of the Merger, the risk that the Merger may not otherwise be consummated in accordance with the contemplated terms, or at all, potential litigation relating to the Merger, and the risk that the pendency of the Merger and efforts with respect to the Merger may disrupt or otherwise adversely impact the Company’s business. Reference is also made to the risks and uncertainties detailed in reports filed by the Company with the SEC, including the “Risk Factors” sections thereof, which may be viewed on the SEC’s website at www.sec.gov and on the Company’s website at www.bvhcorp.com. The Company cautions that the foregoing factors are not exclusive. The Company does not assume any obligation to update the forward-looking statements, including to reflect events that occur or circumstances that exist after the date hereof, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 5, 2023, by and among Hilton Grand Vacations Inc., Heat Merger Sub, Inc., and Bluegreen Vacations Holding Corporation*

99.1	Voting and Support Agreement, dated November 5, 2023, by and among Hilton Grand Vacations Inc. and Alan B. Levan

99.2	Voting and Support Agreement, dated November 5, 2023, by and among Hilton Grand Vacations Inc. and John E. Abdo

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits to the this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request. The Company may request confidential treatment pursuant to Item 601(b)(2) of Regulation S-K for any schedules or exhibits so furnished.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2023

Bluegreen Vacations Holding Corporation

By:	/s/ Raymond S. Lopez
Raymond S. Lopez
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer